SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2022

GREEN VISION BIOTECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55210	98-1060941
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Rooms 1804-06, 18/F., Wing On House,
71 Des Voeux Road Central,

Hong Kong SAR, China

(Address of registrant's principal executive offices)

+852-94929967

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On January 17, 2022, as a result of a private transactions, 75,674,200 shares of common stock, $0.001 par value per share (the "Shares") of Green Vision Biotechnology Corp., a Nevada corporation (the "Company"), were transferred from Leung Kwong Tak to Well Supreme International Limited (the “Purchaser”), through the sale of all of the issued and outstanding shares of common stock of Able Lead Holdings Limited, the former holder of the Shares. William Ching Wan Lam is the owner of the Purchaser. As a result, the Purchaser, and William Ching Wan Lam, the Company’s Chief Executive Officer and a Director, through his control of the Purchaser became a holder of approximately 50.796% of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder. The consideration paid for the Shares was $227,023. The source of the cash consideration for the Shares was personal funds of the Purchaser.

There are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	SUMMARY OF STOCK PURCHASE AGREEMENT, dated December 2, 2021, by and between Well Supreme International Limited and Leung Kwong Tak

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN VISION BIOTECHNOLOGY CORP.

Dated: January 19, 2022

/s/ William Ching Wan Lam
By: William Ching Wan Lam, Chief Executive Officer

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